UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2008

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 14, 2008, Aquila, Inc. (the “Company”) completed its merger (the “Merger”) with Gregory Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Great Plains Energy Incorporated (“Great Plains Energy”), as a result of which the Company is now a wholly-owned subsidiary of Great Plains Energy. The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2007, entered into by and among the Company, Great Plains Energy, Merger Sub and Black Hills Corporation (“Black Hills”).

Immediately prior to the Merger, the Company sold its Colorado electric utility assets and its Colorado, Iowa, Kansas and Nebraska gas utility assets (the “Asset Sale Transactions”) to Black Hills. The assets were sold to Black Hills for a base purchase price of $940 million, subject to working capital and certain other adjustments. The net proceeds received by the Company at closing were approximately $909 million, after giving effect to approximately $31 million in estimated working capital adjustments. The Asset Sale Transactions were effected pursuant to an Asset Purchase Agreement, dated as of February 6, 2007, entered into by and among the Company, Black Hills, Great Plains Energy and Merger Sub and a Partnership Interests Purchase Agreement, dated as of February 6, 2007, entered into by and among the Company, Aquila Colorado, LLC, Black Hills, Great Plains Energy and Merger Sub (collectively, the “Asset Sale Agreements”).

Item 1.01	Entry into a Material Definitive Agreement.

Non-competition and non-solicitation agreements

On July 11, 2008, the Company entered into non-competition and non-solicitation agreements with each of Jon R. Empson, Senior Vice President – Regulated Operations, Leo Morton, Senior Vice President and Chief Administrative Officer, Beth Armstrong, Senior Vice President and Chief Accounting Officer, and Christopher Reitz, Senior Vice President, General Counsel, and Corporate Secretary. Each person was a named executive officer of the Company prior to the completion of the Merger. Under the non-competition and non-solicitation agreements, Ms. Armstrong and Messrs. Empson, Morton, and Reitz received one-time cash payments of $60,000, $90,000, $75,000, and $60,000, respectively, in exchange for non-compete and non-solicitation commitments ranging from six months to one year. A form of the non-competition and non-solicitation agreement entered into by the former named executive officers is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Reduction of Credit Agreement commitments

On July 14, 2008, after consummation of the Merger, the Company gave notice to permanently reduce, from $300 million to $131 million, the aggregate lender commitments under its $300 million Credit Agreement (the “Credit Agreement”) dated as of August 31, 2005, among the Company, Union Bank of California, N.A. and the other parties thereto. The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 6, 2005. The permanent reduction will take effect on July 17, 2008 and, in connection therewith, the Company will repay all of the $169 million of outstanding borrowings under the Credit Agreement on or before July 17, 2008.

Inter-utility service arrangements

On July 14, 2008, after consummation of the Merger, approximately 900 Company employees became employees of Kansas City Power & Light Company (“KCP&L”), a wholly-owned public utility subsidiary of Great Plains Energy. The remainder of the Company employees either became employees of Black Hills or its affiliates pursuant to the Asset Sale Agreements, or were severed.

The utility businesses of KCP&L and the Company will be operationally integrated, with KCP&L employees operating and managing the properties of both KCP&L and the Company. In connection with this operational integration, other services and goods will be transferred between KCP&L and the Company. Pursuant to Missouri Public Service Commission (the “Commission”) regulations and the Commission’s July 1, 2008, Report and Order (the “Order”) authorizing the Merger, the price of goods and services transferred between KCP&L and the Company will be based on the cost of the goods and services to the providing company. The Order also requires the Company and KCP&L to file with the Commission by October 9, 2008, a joint operating agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On July 14, 2008, after consummation of the Merger, the Company gave notice to terminate its $110 million Revolving Credit Agreement (the “Agreement”) dated as of September 20, 2004, among the Company, Credit Suisse First Boston and the other parties thereto. The Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 21, 2004. The termination will take effect on July 17, 2008, and in connection therewith, as provided in the Agreement, the Company will pay fees of approximately $1.7 million. The Company had no outstanding borrowings under the Agreement.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in the section under Item 1.01 titled “Reduction of Credit Agreement commitments” is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on July 14, 2008, the Company notified the New York Stock Exchange (the "Exchange") that each outstanding share of the Company’s common stock (“Aquila Common Stock”) was converted into the right to receive (i) 0.0856 of a share of common stock, no par value, of Great Plains Energy, and (ii) $1.80 in cash (the “Merger Consideration”). The Company also requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Aquila Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Aquila Common Stock (other than shares held by persons properly exercising appraisal or dissenter's rights under Delaware law) was converted in the Merger into the right to receive the Merger Consideration. See the disclosure under Item 3.01 above for additional information.

Item 5.01	Changes in Control of Registrant.

On July 14, 2008, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing after the Merger as a direct wholly-owned subsidiary of Great Plains Energy. As provided in the Merger Agreement, as a result of the Merger, each outstanding share of common stock, par value $1.00 per share, of the Company (other than shares held by persons properly exercising appraisal or dissenter's rights under Delaware law) was converted into the right to receive the Merger Consideration. A distribution by the Company from the proceeds received in connection with the Asset Sale Transaction, plus $5 million in cash provided directly by Great Plains Energy, was used to fund the cash portion of the Merger Consideration payable to the Company’s shareholders. See the disclosure under “Introductory Note” for additional information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2008, the Board of Directors of the Company granted an annual performance bonus in the amount of $1 million to Richard C. Green, President, Chief Executive Officer, and Chairman of the Board of Directors, for fiscal years 2007 and 2008. Mr. Green was a named executive officer of the Company prior to the completion of the Merger. In granting this performance bonus, the Board of Directors considered, among other things, (i) the Company's superior performance against the corporate performance metrics established for the Company's 2007 annual incentive compensation plan and superior performance against financial and operational targets established for fiscal year 2008; and (ii) that, unlike the other senior executives, Mr. Green neither received an annual performance bonus in February 2008 nor received restricted shares in July 2007, which were awarded in part based on the Company’s financial and operating performance. The cash amount was paid to Mr. Green upon termination of his employment upon completion of the Merger.

On July 14, 2008, at the effective time of the Merger and in accordance with the terms of the Merger Agreement, all of the directors of the Company were removed and replaced by the directors of Merger Sub. The former directors are: Herman Cain, Patrick J. Lynch, Nicholas J. Singer, Dr. Michael M. Crow, Richard C. Green (Chairman), Irvine O. Hockaday, Jr., Heidi E. Hutter, and Dr. Stanley O. Ikenberry. The new directors are: David L. Bodde, Luis A. Jimenez, Michael J. Chesser (Chairman), James A. Mitchell, William H. Downey, William C. Nelson, Mark A. Ernst, Linda H. Talbott, and Randall C. Ferguson, Jr. Each director of the Company will be compensated as a director of Great Plains Energy.

Also, on July 14, 2008, at the effective time of the Merger and in accordance with the terms of the Merger Agreement, all of the officers of the Company immediately prior to the Merger were terminated from their positions and replaced by the officers of Merger Sub. Accordingly, Richard C. Green ceased serving as President and Chief Executive Officer, Beth Armstrong ceased serving as Senior Vice President and Chief Accounting Officer, and Messrs. Morton, Empson, and Reitz ceased being as named executive officers of the Company. New principal officers of the Company include William H. Downey, President and Chief Executive Officer, Terry Bassham, Chief Financial Officer, and Lori A. Wright, Controller. Messrs. Downey and Bassham and Ms. Wright will be compensated as officers of Great Plains Energy.

Each new director and principal officer of the Company referenced above was also a director and/or principal officer of Great Plains Energy immediately prior to the effective time of the Merger, and continued as such following the effective time of the Merger. Additional information about the new directors and principal officers of the Company can be found in the Annual Report on Form 10-K of Great Plains Energy for the fiscal year ended December 31, 2007 and/or the Annual Meeting Proxy Statement of Great Plains Energy dated March 26, 2008.

Item 8.01	Other Events.

The Company will file, not later than July 19, 2008, a Current Report on Form 8-K reporting on certain other matters in connection with the consummation of the Merger and providing additional information respecting the Asset Sale, including pro forma financial information giving effect thereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of non-compete and non-solicitation agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Lori A. Wright
Lori A. Wright

Controller

Date: July 14, 2008